Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

World Air Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-115814, No. 333-33704, and No. 333-14457) on Form S-8 and in the registration statements (No. 333-113135 and No. 333-114277) on Form S-3 of World Air Holdings, Inc. of our reports dated July 3, 2007, with respect to the consolidated balance sheets of World Air Holdings, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006, and with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of World Air Holdings, Inc.

Our report dated July 3, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that World Air Holdings, Inc. did not maintain effective internal control over financial reporting as of December 31, 2006, because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses were identified in the following areas: accounting policies and procedures, information and communication, accounting for income taxes, accounting for accrued liabilities, and financial reporting close process.

As discussed in Notes 1 and 8 to the consolidated financial statements, World Air Holdings adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment effective January 1, 2006. Also, as discussed in Notes 1 and 11 to the consolidated financial statements, World Air Holdings adopted the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as of December 31, 2006.

/s/ KPMG LLP

Atlanta, Georgia

July 3, 2007